     As filed with the Securities and Exchange Commission on June 23, 1998
                                                     REGISTRATION NO. 333-40323
_______________________________________________________________________________

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                               ______________________

                                      FORM S-8

                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933
                               ______________________


                                 THRUSTMASTER, INC.

               (Exact name of Registrant as specified in its charter)


          OREGON                                       93-1040330
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                         7175 N.W. EVERGREEN PARKWAY, #400
                           HILLSBORO, OREGON  97124-5839
                (Address of principal executive offices) (Zip code)


                               1998 STOCK OPTION PLAN
                              (Full title of the plan)


                           STEPHEN A. AANDERUD, PRESIDENT
                         7175 N.W. EVERGREEN PARKWAY, #400
                           HILLSBORO, OREGON  97124-5839
                                   (503) 615-3200
             (Name, address and telephone number of agent for service)
                               ______________________

                                     Copies to:

                                 DAVID S. MATHESON
                                  PERKINS COIE LLP
                         1211 S.W. FIFTH AVENUE, SUITE 1500
                            PORTLAND, OREGON  97204-3715
                               ______________________


                          CALCULATION OF REGISTRATION FEE

___________________________________________________________________________________________________________
___________________________________________________________________________________________________________

   TITLE OF SECURITIES      AMOUNT TO BE        PROPOSED MAXIMUM         PROPOSED MAXIMUM       AMOUNT OF
     TO BE REGISTERED      REGISTERED (1)      OFFERING PRICE PER       AGGREGATE OFFERING     REGISTRATION
                                                    SHARE(2)                 PRICE(2)              FEE
___________________________________________________________________________________________________________

 Common Stock, no par
   value                      1,000,000              $ 7.375              $7,375,000.00         $2,175.63
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________


(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the 1998 Stock Option Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

(2) Estimated pursuant to Rule 457 of the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $7.375, based on the average of the high sales price ($7.625) and low sales price ($7.125) for the Registrant's Common Stock as reported on the Nasdaq National Market on June 16, 1998.

                                      PART II

                   INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are hereby incorporated by reference into this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Securities and Exchange Commission (the "Commission") on March 26, 1998;

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

          (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on February 8, 1995, under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     Any document filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that the securities offered hereby have been sold or that deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective date on which such document is filed.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As an Oregon corporation, the Registrant is subject to the Oregon Business Corporation Act ("OBCA"). Pursuant to Section 60.047(2)(d) of the OBCA,
Article X of the Registrant's Articles of Incorporation, as amended (the "Articles"), eliminates the liability of the Registrant's directors to the Registrant or its shareholders, except for any liability related to (i) any breach of the duty of loyalty to the Registrant or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) any distribution that is unlawful under the OBCA; or (iv) any transaction from which the director derived an improper personal benefit.

     Sections 60.391 and 60.407(2) of the OBCA allow corporations to indemnify their directors and officers, respectively, against liability where the director or officer has acted in good faith and with a reasonable belief that actions taken were in the best interests of the corporation or at least not opposed to the corporation's best interests and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. Under the OBCA, corporations may not indemnify against liability in connection with a claim by or in the right of the corporation or for any improper personal benefit in which the director or officer was adjudged liable to the corporation. Sections 60.394 and 60.407(1) of the OBCA mandate indemnification of directors and officers, respectively, for all reasonable expenses incurred in the successful defense of any claim made or threatened, whether or not such claim was by or in the right of the corporation. Finally, pursuant to the Sections 60.401 and 60.407(1) of the OBCA, a court may order indemnification in view of all the relevant circumstances, whether or not the director or officer met the good-faith and reasonable belief standards of conduct set out in Section 60.391 of the OBCA or was adjudged liable to the corporation.

     Section 60.414 of the OBCA also provides that the statutory indemnification provisions are not deemed exclusive of any other rights to which directors or officers may be entitled under a corporation's articles of incorporation or bylaws, any agreement, general or specific action of the board of directors, vote of shareholders or otherwise.

     The Registrant's Amended and Restated Bylaws require indemnification of directors and officers of the Registrant to the fullest extent not prohibited by law.

Item 8.  EXHIBITS


    Exhibit
    Number                                Description
---------------     ----------------------------------------------------------
     4.1            Form of Stock Certificate (1)

     4.2            Articles of Incorporation (2)

     5.3            Bylaws (3)

     5.1 Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

    23.1            Consent of Coopers & Lybrand LLP

    23.2 Consent of Perkins Coie LLP (included in its Opinion filed as Exhibit 5.1)

    24.1            Power of Attorney (see Signature Page)

    99.1            1998 Stock Option Plan

(1) Incorporated herein by reference to exhibit 4.3 to the Registration Statement on SEC Form SB-2 filed with the Securities Exchange Commission on January 5, 1995, as amended on February 7, 1995 and February 24, 1995.

(2) Incorporated herein by reference to exhibit 3.1 to the Registration Statement on SEC Form SB-2 filed with the Securities Exchange Commission on January 5, 1995, as amended on February 7, 1995 and February 24, 1995.

(3) Incorporated herein by reference to exhibit 3.2 to the Company's 1996 Annual Report on SEC Form 10-K filed with the Securities Exchange Commission on March 25, 1997.

Item 9.  UNDERTAKINGS

A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on June 19, 1998.

                                       THRUSTMASTER, INC.


                                       By  /s/ STEPHEN A. AANDERUD
                                       ----------------------------------------
                                       Stephen A. Aanderud
                                       President and Chief Executive Officer


                                 POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Stephen A. Aanderud and Allen Robison, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign in the name and on behalf of such person, individually and in each capacity stated below, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on June 19, 1998.


    /s/ C. NORMAN WINNINGSTAD          Chairman of the Board
   ---------------------------
    C. Norman Winningstad


    /s/ STEPHEN A. AANDERUD            Director, President and Chief Executive
   ---------------------------         Officer (principal executive officer)
    Stephen A. Aanderud


    /s/ ALLEN ROBISON                  Comptroller and Acting Principal
   ---------------------------         Financial and Accounting Officer
    Allen Robison


    /s/ ROBERT L. CARTER               Director
   ---------------------------
    Robert L. Carter


    /s/ GRAHAM E. DORLAND              Director
   ---------------------------
    Graham E. Dorland


    /s/ MERRILL A. McPEAK              Director
   ---------------------------
    Merrill A. McPeak


    /s/ G. GERALD PRATT                Director
   ---------------------------
    G. Gerald Pratt


    /s/ MILTON R. SMITH                Director
   ---------------------------
    Milton R. Smith


    /s/ FREDERICK M. STEVENS           Director
   ---------------------------
    Frederick M. Stevens

                                 INDEX TO EXHIBITS

    Exhibit
    Number                                Description
---------------     ----------------------------------------------------------
     4.1            Form of Stock Certificate (1)

     4.2            Articles of Incorporation (2)

     5.3            Bylaws (3)

     5.1 Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

    23.1            Consent of Coopers & Lybrand LLP

    23.2 Consent of Perkins Coie LLP (included in its Opinion filed as Exhibit 5.1)

    24.1            Power of Attorney (see Signature Page)

    99.1            1998 Stock Option Plan

(1) Incorporated herein by reference to exhibit 4.3 to the Registration Statement on SEC Form SB-2 filed with the Securities Exchange Commission on January 5, 1995, as amended on February 7, 1995 and February 24, 1995.

(2) Incorporated herein by reference to exhibit 3.1 to the Registration Statement on SEC Form SB-2 filed with the Securities Exchange Commission on January 5, 1995, as amended on February 7, 1995 and February 24, 1995.

(3) Incorporated herein by reference to exhibit 3.2 to the Company's 1996 Annual Report on SEC Form 10-K filed with the Securities Exchange Commission on March 25, 1997.